Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 2

TO

CREDIT AGREEMENT

This AMENDMENT No. 2 dated as of August 27, 2012 (this “Amendment”), is entered into among AMERICAN RENAL HOLDINGS INTERMEDIATE COMPANY, LLC, a Delaware limited liability company (“Holdings”), AMERICAN RENAL HOLDINGS INC., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto and BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as hereinafter defined) (in such capacity, the “Administrative Agent”), and amends the Credit Agreement dated as of May 7, 2010 (as amended to the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among Holdings, the Borrower, the institutions from time to time party thereto as Lenders (the “Lenders”), the Administrative Agent, and the other agents and arrangers party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to effect the changes described below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

Section1. Amendments to the Credit Agreement

a)	The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Rate” means the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans (Letter of Credit Fees)	Base Rate Loans
1	>4.00:1	4.25%	3.25%
2	<4.00:1 but>3.50:l	3.75%	2.75%
3	<3.50:1	3.25%	2.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 1 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

b)	Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule A hereto.

Section 2. Conditions to Effectiveness

This Amendment shall become effective as of the date first written above when, and only when, the Administrative Agent shall have received this Amendment, duly executed by Holdings, the Borrower, the Administrative Agent and each of the Lenders. The effectiveness of this Amendment is also conditioned upon (i) delivery of each of the documents listed in clauses (a)-(c) below and (ii) the payment of all fees and expenses due and payable pursuant Section 4 hereof.

a)	Legal Opinion. Receipt by the Administrative Agent of the legal opinion of Simpson, Thacher & Bartlett LLP counsel to the Loan Parties.

b)	Corporate Documents. Receipt by the Administrative Agent of the following (or their equivalent), each certified by the secretary or assistant secretary of the applicable Loan Party to be true and correct and in force and effect in a certificate in a form reasonably satisfactory to the Administrative Agent:

(i) Articles of Incorporation. Copies of the articles of incorporation or other charter documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization.

(ii) Resolutions. Copies of resolutions of the board of directors or comparable managing body of each Loan Party approving and adopting the Amendment, the transactions contemplated therein and authorizing execution and delivery thereof.

(iii) Bylaws. Copies of the bylaws, operating agreement or partnership agreement of each Loan Party (or a certification by the secretary or assistant secretary of the applicable Loan Party that there have been no changes to such documents as delivered to the Administrative Agent on the Closing Date).

(iv) Good Standing. Copies, where applicable, of certificates of good standing, existence or the equivalent of each Loan Party in its state of organization, certified as of a recent date by the appropriate Governmental Authorities of the applicable state of organization.

c)	Officer’s Certificate. Receipt by the Administrative Agent of a certificate, in form and substance reasonably satisfactory to it, of a Responsible Officer certifying that the representations in Section 3 hereof are true and correct as of the date first written above.

Section 3. Representations and Warranties

On and as of the date hereof, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that (x) this Amendment has been duly authorized, executed and delivered by the Borrower and Holdings and constitutes a legal, valid and binding obligation of the Borrower and Holdings enforceable against the Borrower and Holdings in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law), (y) the representations and warranties in the Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date and (z) no Default or Event of Default shall have occurred and be continuing.

Section 4. Fees and Expenses

The Borrower agrees to reimburse the Administrative Agent for all fees due to it and its Affiliates and also for the reasonable and invoiced out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable and invoiced fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

Section 5. Reference to the Effect on the Loan Documents

Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement, as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, Holdings, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

This Amendment is a Loan Document.

The Borrower has heretofore executed and delivered to the Administrative Agent the Security Agreement. Each Guarantor has heretofore executed and delivered to the Administrative Agent the Security Agreement and the Guaranty. Each Loan Party hereby consents to this Amendment. Each Loan Party acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Security Agreement and, to the extent such Loan Party is a party thereto, the Guaranty executed and delivered to the Administrative Agent by such Loan Party remain in full force and effect and the rights and remedies of the Administrative Agent thereunder and the obligations of such Loan Party thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.

Section 6. Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Governing Law

This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

Section 8. Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, sub-clause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.

Section 9. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 10. Severability

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 11. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 12. Waiver of Jury Trial

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

AMERICAN RENAL HOLDINGS INTERMEDIATE COMPANY, LLC

By:	/s/ Steven M. Silver
Name: Steven M. Silver
Title: Authorized Person

AMERICAN RENAL HOLDINGS INC.

By:	/s/ Joseph A. Carlucci
Name: Joseph A. Carlucci
Title: CEO

AMERICAN RENAL ASSOCIATES LLC

By: AMERICAN RENAL HOLDINGS INC.

By:	/s/ Joseph A. Carlucci
Name: Joseph A. Carlucci
Title: CEO

[American Renal Credit Agreement Amendment No. 2 Signature Page]

By its signature below, each of the following Guarantors acknowledges and agrees that, notwithstanding the execution and delivery of the foregoing Amendment, the Security Agreement and the Guaranty remain in full force and effect.

AMERICAN RENAL MANAGEMENT LLC

AMERICAN RENAL PRACTICE

MANAGEMENT, LLC

AKC HOLDING LLC

JKC HOLDING LLC

ARA-BOCA RATON HOLDING LLC

ARA-OHIO HOLDINGS LLC

ARA-RHODE ISLAND DIALYSIS II LLC TEXAS-ARA LLC

ACUTE DIALYSIS SERVICES-ARA LLC

By: AMERICAN RENAL ASSOCIATES LLC

By:	/s/ Joseph A. Carlucci
Name: Joseph A. Carlucci
Title: CEO

AMERICAN RENAL TEXAS L.P. AMERICAN RENAL TEXAS II, L.P.

By: TEXAS-ARA LLC

By:	/s/ Joseph A. Carlucci
Name: Joseph A. Carlucci
Title: CEO

[American Renal Credit Agreement Amendment No. 2 Signature Page]

23-Aug-2012 12:04 PM Bank of America 980-683-6339	1/1

BANK OF AMERICA, N.A., as Administrative Agent and as a Lender

By:	/s/ James B. Meanor
Name : James B. Meanor
Title: Director

[American Renal Credit Agreement Amendment No. 2 Signature Page]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Lisa Minigh
Name: Lisa Minigh
Title: Assistant Vice President

[American Renal Credit Agreement Amendment No. 2 Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Caraline J. Vince
Name: Caraline J. Vince
Title: Assistant Vice President

[American Renal Credit Agreement Amendment No. 2 Signature Page]

SCHEDULE A

Schedule 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$23,125,000.00	61.666666667%
Barclays Bank PLC	$10,625,000.00	28.333333333%
Wells Fargo Bank, National Association	$3,750,000.00	10.000000000%
Total	$37,500,000.00	100.000000000%

S-1

BANK OF AMERICA, N.A.

One Bryant Park

New York, New York 10036

August 27, 2012

American Renal Holdings Inc.

66 Cherry Hill Drive

Beverly, MA 01915

Attention:	Michael R. Costa, Esq., MPH

Re:	American Renal Holdings Inc. Fee Letter

Dear Mr. Costa:

Reference is hereby made to that certain amendment, dated as of the date hereof (the “Amendment”), to that certain credit agreement dated as of May 7, 2010 (as amended through the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among C.P. Atlas Intermediate Holdings, LLC, American Renal Holdings Inc., as borrower (the “Borrower”), the institutions from time to time party thereto as lenders, Bank of America, N.A. (“Bank of America”), as the administrative agent, and the other agents and arrangers party thereto. Capitalized terms used in this letter but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Amendment provides, among other things, that Bank of America will provide $12.5 million in additional Commitments to the Borrower under the Credit Agreement (the “Additional Commitments”).

As compensation for providing the Additional Commitments, Borrower shall pay to Bank of America a non-refundable cash fee equal to 1.0% of the aggregate amount of the Additional Commitments on the effective date of the Amendment. The payment of the fee set forth in the previous sentence will be in addition to any other costs payable pursuant to the definitive documentation for the Amendment and will not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute.

This letter itself does not constitute a commitment to provide the Additional Commitments or any other financing.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

23-Aug-2012 05:51 PM Bank of America 980-683-6343	1/1

If this letter agreement reflects our agreement, please indicate your acceptance by signing in the space below.

Sincerely,

BANK OF AMERICA, N.A.

By:	/s/ James B. Meanor
Name: James B. Meanor
Title : Director

Acknowledged and Agreed as of the date first above written:

AMERICAN RENAL HOLDINGS INC.

By:	/s/ Joseph A.Carlucci
Name: Joseph A.Carlucci Title: CEO

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

AMERICAN RENAL HOLDINGS INTERMEDIATE COMPANY, LLC

By:	/s/ Steven M. Silver
Name: Steven M. Silver Title: Authorized Person

AMERICAN RENAL HOLDINGS INC.

By:
Name:
Title:

AMERICAN RENAL ASSOCIATES LLC[1]

By: AMERICAN RENAL HOLDINGS INC.

By:
Name:
Title:

[1]	American Renal to confirm guarantors.

[American Renal Credit Agreement Amendment No. 2 Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this unanimous written consent as of the date first written above.

AMERICAN RENAL HOLDINGS, INC.

By:
Name: Joseph A. Carlucci Title: Chairman/Director

By:
Name: Syed T. Kamal Title: Director

By:
Name: John J. McDonough Title: Director

By:	/s/ Steven M. Silver
Name: Steven M. Silver Title: Director

By:	/s/ Jared S. Hendricks
Name: Jared S. Hendricks Title: Director

By:
Name: Michael E. Boxer Title: Director

By:
Name: Thomas Erickson Title: Director